CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Star  E  Media  Corp.
27171  Burbank  Road
Lake  Forest,  CA  92610


     We  hereby  consent  to  the incorporation by reference in the Registration
Statement on Form S-8 of the following report filed with the Securities and Exchange Commission, which has been incorporated by reference in its entirety in the Registration Statement on Form S-8:

     1. Our report dated March 15, 2002, with respect to the financial statements of Star E Media Corp., included in its Registration Statement on Form 10-SB/A for the years ended December 31, 2001 and 2000.




/s/  Mark  Shelley
-------------------------------
Mark  Shelley
Shelley  Intl.,  CPA

March  6,  2003